Exhibit 3.2
                          AMENDED AND RESTATED BY-LAWS
                                       OF
                           FIRST COMMERCE CORPORATION

                                FEBRUARY 26, 1996


                               SECTION 1. OFFICES

         1.1. Principal Office. The principal office shall be located at 210 Baronne Street, New Orleans, Louisiana.

         1.2. Additional Offices. The Corporation may have such offices at such other places as the Board of Directors or President and Chief Executive Officer may from time to time determine or the business of the Corporation may require.

                        SECTION 2. SHAREHOLDERS' MEETINGS

         2.1. Time, Place, Presiding Officer and Secretary. Unless otherwise required by law or these By-laws, all meetings of shareholders shall be held in the Board Room at the Corporation's principal office or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors. At every shareholders meeting, the President and Chief Executive Officer or, in his absence, the Chairman of the Board, shall preside, and the Secretary, or in his absence the appointee of the presiding officer at the meeting, shall act as Secretary of the meeting.

         2.2. Annual Meeting. An annual meeting of the shareholders shall be held on the third Monday of April in each year, or if such day is a legal holiday, then on the next succeeding day not a legal holiday, at 9:00 A.M., local time, or on such other date or at such other time as the Board of Directors shall designate, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. If no annual shareholders' meeting is held for a period of eighteen months, any shareholder may call such meeting to be held at the registered office of the Corporation as shown on the records of the Secretary of State of Louisiana.

         2.3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or the Articles of Incorporation, may be called by the Board of Directors or the President and Chief Executive Officer. At any time, upon the written request of a majority of the Board of Directors or of any shareholder or shareholders holding in the aggregate a majority of the total voting power, the Secretary shall call a special meeting of shareholders to be held at the registered office of the Corporation at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the actual receipt of the request. Such request shall state the purposes of the proposed special meeting, and the business conducted at such special meeting shall be limited to the purposes stated in such request.
         2.4. Notice of Meetings. Except as otherwise provided by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given to all shareholders entitled to vote at such meeting at least ten days and not more than sixty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose thereof, unless action is to be taken at the meeting as to which notice is required by law or these By-laws. Notice of a special meeting shall state the purpose or purposes thereof, and the business conducted at any special meeting shall be limited to the purposes stated in the notice.

         2.5. List of Shareholders. At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

         2.6. Quorum. Except as otherwise provided by law or the Articles of Incorporation, the presence, in person or by proxy, of the holders of a majority of the total voting power shall constitute a quorum at all meetings of the shareholders.

         2.7. Withdrawal. The shareholders present or represented at a duly organized meeting shall constitute a quorum and may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum as fixed in Section 2.6 hereof, or the refusal of any shareholders present to vote.

         2.8. Voting; Judges of Election. Each shareholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation on the record date for the determination of shareholders entitled to vote. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote.

         The Board or the President and Chief Executive Officer may at any time appoint two or more persons to serve as Judges of Election at any shareholders meeting to act as judges and tellers with respect to all votes by ballot at such meeting. If any Judge is absent or refuses to act, and his office is not filled by the Board, the President and Chief Executive Officer or the presiding officer at the meeting may appoint a Judge or Judges.

         2.9. Proxies. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to the meeting, unless such instrument validly provides for some other definite period; provided, however, that no proxy shall be valid for longer than three years. The aforesaid proxy need not be a shareholder of the Corporation.

         2.10. Adjournments; Postponements; Cancellation. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected. Any previously scheduled shareholders meeting may be postponed, and any special meeting of shareholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting, except as may otherwise be required by law or the Articles of Incorporation.

         2.11. Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 2.10 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in Section 2.6 hereof, shall nevertheless constitute a quorum for the purpose of electing directors.

         2.12     Nature of Business.

                  A. Except as otherwise provided in Section 3.6 of these By-Laws or required by applicable law, the only items of business which shall be conducted at any meeting of shareholders shall (i) have been specified in the written notice of the meeting given in accordance with Section 2.4 of these By-Laws, (ii) be brought before the meeting at the direction of the Board or the presiding officer of the meeting, (iii) have been submitted to the Corporation in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, to the extent and only to the extent that such rule requires that such proposal be submitted to shareholders notwithstanding the provisions of these By-laws or
(iv) in the case of annual meetings of shareholders, be brought in accordance with the provisions of this Section 2.12.

                  B. Any shareholder of record on the record date for an annual meeting of shareholders and who shall continue to be entitled to vote thereat may propose an item or items at the meeting only if written notice of such shareholder's intent to propose such item or items has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 90 nor more than 120 days prior to the anniversary of the immediately preceding annual meeting; provided, however, that if the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

                  C. Each such notice shall set forth (a) the name and address of the shareholder who intends to propose an item or items of business at the meeting, (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the item or items of business specified in the notice, (c) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) pursuant to which the item or items of business is to be made by the shareholder, and (d) such other information regarding each item of business proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the item of business been proposed, or intended to be proposed, by the Board.

                  D. The presiding officer at the meeting may refuse to acknowledge any proposed item of business not in compliance with the foregoing procedure.

                  E. Anything to the contrary in these By-laws notwithstanding, no item of business may be conducted at a shareholders meeting that is not permitted by law.


                              SECTION 3. DIRECTORS

         3.1. Number. The number of authorized directors shall be twenty-five; provided that if after proxy materials for any annual meeting of shareholders are mailed to shareholders any person named therein to be nominated at the direction of the Board of Directors becomes unable or unwilling to serve, the foregoing number of authorized directors shall be automatically reduced by a number equal to the number of such persons; and provided further that upon the consummation of any transaction involving the acquisition by the Corporation, directly or indirectly, of another financial institution ("Target Company"), where the acquisition agreement with respect thereto provides that designees of the Target Company shall become members of the Board of Directors, the number of authorized directors shall be increased automatically by the number of such designees.

         3.2. General Powers; Election. All of the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by, the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things which are not by law, the Articles of Incorporation or these By-laws directed or required to be done by the President and Chief Executive Officer or the shareholders. Directors shall be elected at the annual meeting of shareholders and shall hold office for one year or until their successors are chosen and have qualified.

         3.3. Vacancies. Except as otherwise provided in the Articles of Incorporation or these By-laws, (a) the office of a director shall become vacant if he dies, resigns, or is removed from office, and (b) the Board of Directors may declare vacant the office of a director if (i) he is interdicted or adjudicated an incompetent, (ii) an action is filed by or against him, or any entity of which he is employed as his principal business activity, under the bankruptcy laws of the United States, (iii) in the sole opinion of the Board of Directors he becomes incapacitated by illness or other infirmity so that he is unable to perform his duties for a period of six months or longer, or (iv) he ceases at any time to have the qualifications required by law, the Articles of Incorporation or these By-laws. The remaining directors may, by a majority vote, fill any vacancy on the Board of Directors (including any vacancy resulting from an increase in the authorized number of directors, or from the failure of the shareholders to elect the full number of authorized directors) for an unexpired term; provided that the shareholders shall have the right at any special meeting called for such purpose prior to action by the Board of Directors to fill the vacancy.

         3.4. Eligibility for Nomination or Election. No person shall be eligible for nomination or election as a director who:

                  (1) shall have attained the age of 72 years, provided that any person who on April 16, 1990 was a director of the Corporation may continue to be nominated and elected, or

                  (2) while a director of the Corporation was absent during his annual term of office from more than one-third of the aggregate number of meetings of the Board of Directors and Committees of which he was a member, unless the failure to so attend resulted from illness or other reason determined by the Executive Committee of the Corporation to excuse such failure to attend;

provided that nothing herein shall be deemed to be in derogation of the power of the Board of Directors to declare the office of a director vacant as provided in
Section 3.3(b).

         3.5 Chairman of the Board. At the first meeting of each newly-elected Board of Directors, or at such other time when there shall be a vacancy, the Board of Directors shall elect one of its members as Chairman of the Board to serve at the pleasure of the Board of Directors. The Chairman of the Board shall, if present, open and close all meetings of the Board of Directors and the shareholders, shall preside at all meetings of the Board of Directors in the absence of the President and Chief Executive Officer, shall be authorized to call special meetings of the Board of Directors as provided in Section 4.4, and shall have such other powers and duties as may be prescribed by the Board of Directors. The Board of Directors may determine the compensation of the Chairman of the Board, except that if the Chairman of the Board is also an officer of the Corporation, his compensation as such shall be determined in the same manner as provided in these By-laws for officers of the Corporation other than the President and Chief Executive Officer.

         3.6.  Shareholder Nomination of Director Candidates.

                  A. Nominations for the election of Directors may be made by the Board or a nominating committee thereof or by any shareholder entitled to vote in the election of Directors generally. However, any such shareholder may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by mail, to the Secretary of the Corporation (i) with respect to an election to be held at an annual meeting of shareholders, not less than 90 nor more than 120 days prior to the anniversary of the immediately preceding annual meeting, provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, not later than the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.

                  B. Each such shareholder notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board, and (e) the consent of each nominee to serve as a Director of the Corporation, if so elected.

                  C. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                  SECTION 4. MEETINGS OF THE BOARD OF DIRECTORS

         4.1. Place of Meetings. The meetings of the Board of Directors shall be held in the Board Room at the Corporation's principal office or at such other place within or without the State of Louisiana as the Board of Directors may from time to time appoint or as may be fixed in the notice of a special meeting given pursuant to Section 4.4 hereof.

         4.2. Annual Meeting. The first meeting of each newly- elected Board of Directors shall be held following and on the same day as the annual shareholders' meeting in the Board Room at the Corporation's principal office or at such other place as the Board of Directors may determine, and no notice of such first meeting shall be necessary to the newly-elected directors in order legally to constitute the meeting.

         4.3. Regular Meeting; Notice. Regular meetings of the Board of Directors shall be held at 1:00 P.M., New Orleans time, on the third Monday of February, May, August, November and December, but the Board may at any regular or special meeting change the date of any next succeeding regular meeting. Notice of regular meetings of the Board of Directors shall not be required.

         4.4. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Authorized Person on two days notice given to each director, either personally or by telephone, mail or telegram. Special meetings shall be called by the Authorized Person in like manner and on like notice on the written request of a majority of the Board of Directors and, if the Authorized Person fails or refuses or is unable to call a special meeting within twenty-four hours of such request, then a majority of the Board of Directors may call the special meeting on two days notice given to each director. As used in this Section 4.4, the term "Authorized Person" shall mean the President and Chief Executive Officer or, in the event of a vacancy in the position of President and Chief Executive Officer or the incapacity for an extended period of time, by reason of illness or injury, of the person serving as President and Chief Executive officer to perform the duties of his office for an extended period, the Chairman of the Board.

         4.5. Quorum: Adjournments. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law or these By-laws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         4.6. Withdrawal. If a quorum is present when a meeting of the Board of Directors or a committee thereof is convened, the directors present may continue to do business, taking action by vote of a majority of a quorum, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum, or the refusal of any director present to vote.

         4.7. Action by Consent. Any action which may be taken at a meeting of the Board of Directors or any committee thereof may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board of Directors or committee.

         4.8. Meeting by Telephone or Similar Communications. Members of the Board of Directors may participate at and be present at any meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other. Participation in a meeting pursuant to this Section 4.8 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or commenced.

         4.9. Compensation. Directors who are not salaried officers of the Corporation or any of its subsidiaries shall be entitled to such compensation for their services as directors, and all directors shall be entitled to such reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof, as may from time to time be determined by the Board of Directors.


                 SECTION 5. COMMITTEES OF THE BOARD OF DIRECTORS

         5.1. Designation. The Board of Directors may designate one or more committees, each committee to consist of not less than three directors of the Corporation (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board of Directors or these By-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The members of each committee shall be nominated by the President and Chief Executive Officer and approved by the Board of Directors, and, in a similar manner, one of the members of each committee shall be selected as its Chairman, who shall be authorized to call all meetings of such committee, to preside at all such meetings and to appoint a Secretary (who may be an officer of the Corporation or any of its subsidiaries) to keep regular minutes of its meetings and report the same to the Board of Directors when required. Such committee or committees shall have such name or names as may be stated in these By-laws, or as may be determined, from time to time, by the Board of Directors. Any vacancy occurring in any such committee shall be filled in the same manner as appointments are made, but the President and Chief
Executive Officer may designate another director to serve on the committee pending action by the Board of Directors. Each such committee shall hold office during the term of the Board of Directors constituting it, unless otherwise ordered by the Board of Directors.

         5.2. Executive Committee. The Executive Committee, one of the members of which shall be the President and Chief Executive Officer, shall meet as necessary in order to perform the duties provided for in this Section 5.2. The functions of the Executive Committee shall be to:

                  (a) Exercise any of the powers of the Board of Directors not otherwise delegated to it under these By-laws or a resolution of the Board of Directors, by the unanimous consent of its members, when it is determined by such unanimous consent that because of the nature of the particular situation it is not possible or practical to convene the full Board of Directors.

                  (b) Make recommendations to the Board of Directors concerning special projects or policies including, but not limited to, acquisition situations, dividend policies and stock splits.

                  (c) Perform an initial evaluation of all candidates for membership to the Boards of Directors of the Corporation and its banking subsidiaries.

                  (d) Approve, and adopt resolutions granting authority to officers of the Corporation to enter into, perform and enforce, agreements on behalf of the Corporation related to the acquisition of failed or failing financial institutions or affiliates thereof, or to the acquisition of any financial institution or other entity where the consideration to be paid to the shareholders of such entity does not exceed the greater of one million shares of the common stock of the Corporation, or the market value of one million shares of the common stock of the Corporation determined as of the close of business on the day before the date of adoption of the resolutions with respect to such acquisition.

                  (e) (i) Review and approve any and all proposed employment or employment related contracts between the Corporation or a subsidiary of the Corporation and an employee of any financial institution or other entity proposed to be acquired by the Corporation or a subsidiary of the Corporation; and (ii) propose or review, and approve, contracts between the Corporation and any executive officer of the Corporation providing for employment protection of the executive upon any change of control of the Corporation.

                  (f) Assure that plans for the succession of senior management personnel have been developed by the President and Chief Executive Officer.

         5.3. Audit Committee. The Audit Committee shall be chosen from those directors who are not officers of the Corporation or any of its subsidiaries. The functions of the Audit Committee shall be to:

                  (a) Make recommendations to the Board of Directors concerning the selection or retention of the Corporation's independent auditors.

                  (b) Consult with the chosen independent auditors with regard to the plan of the audit.

                  (c) Consult with the chief internal auditor directly on any matter the Committee or the chief internal auditor deems appropriate in connection with carrying out their functions.

                  (d) Determine the compensation of the senior internal auditing personnel and approve the termination of any member of the internal auditing staff.

                  (e) Review (i) the results of audits of the Corporation by its independent auditors and the Federal Reserve Board, and (ii) the report of the Examining Committees of the subsidiaries of the Corporation regarding their reviews of the scope and results of internal audits and the results of regulatory examinations.

                  (f) Discuss with the Corporation's management its responses to the reports and recommendations emanating from internal and external audits.

                  (g) Report to the Board of Directors concerning the results of its reviews.

         5.4 Compensation Committee. The Compensation Committee shall be chosen from those directors who are both (i) "disinterested persons" within the meaning of Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time, and (ii) "outside directors" of the Corporation within the meaning of
Section 162(m)(4)(c)(i) of the Internal Revenue Code, as amended from time to time. The functions of the Compensation Committee shall be to

                  (a) Determine from time to time the compensation of the President and Chief Executive Officer and of any other officer whose salary and bonus would exceed 80% of the salary and bonus of the President and Chief Executive Officer.

                  (b)  Review  the  evaluations  of  the  Corporation's   senior
management conducted by the President and Chief Executive Officer.

                  (c) Except as provided in Section 5.2(e), review and approve any and all proposed employment or employment related contracts between the Corporation or a subsidiary of the Corporation and an employee or prospective employee of the Corporation or a subsidiary of the Corporation.

                  (d) Administer the Corporation's stock option plan and 1992 Stock Incentive Plan, with the powers and responsibilities provided for in such plans.

                               SECTION 6. NOTICES

         6.1. Form of Delivery. Whenever under the provisions of law, the Articles of Incorporation or these By-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice unless otherwise specifically provided in the Articles of Incorporation or these By-laws, but said notice may be given by mail, addressed to such director or shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director pursuant to
Section 4.4 hereof may also be given personally or by telephone or telegram sent to his address as it appears on the records of the Corporation.

         6.2. Waiver. Whenever any notice is required to be given by law, the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, notice shall be deemed to have been given to, or waived by, any shareholder or director who attends a meeting of shareholders or directors in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the transaction of any business because the meeting is not lawfully called or convened.


                               SECTION 7. OFFICERS

         7.1. Designations. The officers of the Corporation shall be a President and Chief Executive Officer, a Secretary and a Treasurer, and may be one or more of the following: Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Assistant Secretary and Assistant Treasurer. Any two offices may be held by the same person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers. No officer other than the President and Chief Executive Officer need be a director.

         7.2. Appointment of Certain Officers. At the first meeting of each newly-elected Board of Directors, or at such other time when there shall be a vacancy, the Board of Directors shall select one of its members as President and Chief Executive Officer, and shall also select a Secretary and a Treasurer, each of whom shall serve for one year or until his successor is elected and has qualified.

         7.3. Appointment of Other Officers. As soon as practicable after his selection, the President and Chief Executive Officer may appoint one or more of each of the following officers: Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Assistant Secretary and Assistant Treasurer, and shall reasonably inform the Board of Directors of such appointees and of terminations and resignations. The President and Chief Executive Officer may also appoint such other officers, employees and agents of the Corporation as he may deem necessary; or he may vest the authority to appoint any such other officers, employees and agents in such other of the officers of the Corporation as he deems appropriate, subject in all cases to his direction. Subject to these By-laws, all of the officers, employees and agents of the Corporation shall hold their offices or positions at the pleasure of the Board of Directors or the President and Chief Executive Officer.

         7.4. Compensation. The salary and any bonus of the President and Chief Executive Officer shall be fixed by the Compensation Committee. The salaries and bonuses of all other officers and employees of the Corporation shall be fixed from time to time by the President and Chief Executive Officer, except that no officer or employee may be paid a salary and bonus in excess of 80% of the salary and bonus of the President and Chief Executive Officer without the approval of the Compensation Committee. No officer shall be prevented from receiving such salary or bonus by reason of the fact that he is also a director of the Corporation.

         7.5. Employment Contracts. The Corporation is prohibited from entering into any employment or employment related contracts without the prior review and approval of such contracts by the Executive Committee, in the case of contracts of the type specified in Section 5.2(e), or the Compensation Committee in the case of contracts of the type specified in Section 5.4(d).

         7.6. Removal. Any officer or employee of the Corporation may be removed, with or without cause, at any time by the action of the Board of Directors or the President and Chief Executive Officer, but such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation other than his own may be filled by the President and Chief Executive Officer.

         7.7. Duties and Powers of Officers. The duties and powers of the officers of the Corporation shall be as provided in these By-laws, or as provided for pursuant to these By-laws, or as shall be specified from time to time by the President and Chief Executive Officer, or (except to the extent inconsistent with these By-laws, or with any provision made pursuant hereto) shall be those customarily exercised by corporate officers holding such offices.

         7.8. The President and Chief Executive Officer. The President and Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees, and agents. In general, he shall perform all duties incident to the office of President, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may delegate any of his authority to any other officer of the Corporation, and he or any other officer of the Corporation appointed or designated by him may execute bonds, notes and other evidences of indebtedness, mortgages, contracts, leases, agreements and other instruments except where such documents are required by law to be otherwise signed and executed, and except where the signing and execution thereof shall be exclusively delegated to some other officer or employee of the Corporation by the Board of Directors. He shall preside at all meetings of shareholders and of the Board of Directors. He shall have the authority to vote all shares owned by the Corporation in any other corporation (including but not limited to any subsidiary of the Corporation) and to otherwise exercise all of the rights afforded shareholders of such other corporations, in whatever manner he may, in his discretion, deem in the best interest of the Corporation. He may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. Whenever the consent of the Corporation is required under the Articles of Incorporation or Association or By-laws of any affiliate of the Corporation, such consent may be given by him or any officer of the Corporation designated by him, and the giving of such consent shall constitute the consent of the Corporation. He may cause the Corporation or any subsidiary of the corporation to engage in any business activity permitted to bank holding companies and their subsidiaries, and may form or cause to be formed subsidiary corporations or other entities to engage in such business.

         7.9. The Secretary. The Secretary shall have such duties and powers as those customarily exercised by persons holding the office of Secretary and, except as otherwise provided by law or these By-laws, such duties and powers as shall be specified from time to time by the President and Chief Executive Officer.

         7.10. The Assistant Secretary. The Assistant Secretary, if any (or, in the event there be more than one, the Assistant Secretaries in the order determined by the President and Chief Executive Officer, or in the absence of any designation, then in the order of their appointment), shall, in the absence of the Secretary or, in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as these By- laws or the President and Chief Executive Officer may from time to time prescribe.

         7.11. The Treasurer.   Except as  otherwise  provided by law or  these
By-laws, the Treasurer shall have such duties and powers as shall be specified from time to time by the President and Chief Executive Officer.

         7.12. The Assistant Treasurer. The Assistant Treasurer, if any (or, if there shall be more than one, the Assistant Treasurers in the order determined by the President and Chief Executive Officer, or in the absence of any designation, then in order of their appointment), shall, in the absence of the Treasurer or, in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the President and Chief Executive Officer may from time to time prescribe.

                                SECTION 8. STOCK

         8.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the President and Chief Executive Officer and the Treasurer or the Secretary or an Assistant Secretary of the Corporation evidencing the number and class (and series, if any) of shares owned by him, containing such information as required by law and bearing the seal of the Corporation, if any. If any stock certificate is manually signed by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         8.2. Missing Certificates. The President and Chief Executive Officer or the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the President and Chief Executive Officer or the Board of Directors may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as he or it shall require and/or to give a bond in such sum as he or it may deem appropriate as indemnity against any claim that may be made against the Corporation or any other person with respect to the certificate claimed to have been lost, stolen or destroyed.

         8.3. Registration of Transfers. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

                    SECTION 9. DETERMINATION OF SHAREHOLDERS

         9.1. Record Date. In order that the Corporation may determine shareholders entitled to notice of and to vote at a meeting of shareholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any right in respect of any exchange, conversion or exchange of shares, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of shareholders is to be taken. Except as the Board of Directors may provide otherwise, if no record date is fixed for the purpose of determining shareholders (a) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or, if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (b) for any other purpose, the close of business on the day on which the Board of Directors adopts the resolution relating thereto shall be the record date for such purpose. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         9.2. Registered Shareholders. Except as otherwise required by law, the Corporation and its directors, officers and agents, shall be entitled to recognize and treat a person registered on its books as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and the rights under this Section 9.2 shall not be affected by any actual or constructive notice which the Corporation, or any of its directors, officers, employees or agents, may have to the contrary.


                            SECTION 10. MISCELLANEOUS

         10.1. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors or the President and Chief Executive Officer may from time to time designate.

         10.2. Investment Accounts. The President and Chief Executive Officer and such officers as he may from time to time designate are hereby authorized and empowered to open and close accounts for the Corporation with any person, partnership, or other entity for the purpose of the purchase and sale of securities of whatever type.

         10.3. Other Accounts. The President and Chief Executive Officer and such officer or officers as he may from time to time designate are authorized and empowered to open and close one or more accounts of any type or types with any one or more banks, savings and loan associations, or other institutions and to make deposits to, transfers to or from, and withdrawals from, such accounts, and to take any and all other actions with respect thereto as they in their sole discretion shall deem necessary or advisable.

         10.4. Purchase and Sale of Investment Securities. The President and Chief Executive Officer and such officer or officers as he may from time to time designate are hereby authorized and empowered to purchase and sell, for and on behalf of the Corporation, any securities issued by any corporation, partnership or other entity, in such amounts and for such consideration as the President and Chief Executive Officer or other designated officer or officers shall determine, except that the President and Chief Executive Officer and such designated officer or officers shall have no authority to sell any shares of the capital stock of any subsidiary of the Corporation owned by the Corporation other than to the Corporation or to another wholly-owned subsidiary of the Corporation.

         10.5 Lending and Borrowing Funds. The Chief Executive Officer and such officers as he may from time to time designate shall have the authority to loan and borrow funds on behalf of the Corporation in such amounts and on such terms, including the pledge of assets, as they shall deem appropriate in furtherance of the business of the Corporation, and, in connection with the foregoing and the investment of proceeds of borrowings shall have the authority to sign, execute, acknowledge, verify, deliver or accept on behalf of the Corporation all agreements, contracts, loan agreements, indentures, mortgages, security instruments, satisfactions, settlements, powers of attorney, undertakings and other instruments or documents in connection with the extension or repayment of any lines of credit and/or the making or repayment of any loans and investments.

         10.6. Fiscal Year. The fiscal year shall be the calendar year until determined otherwise by the Board of Directors.

         10.7. Seal. The corporate seal shall have inscribed thereon the name of this Corporation, the year of its organization and the words "Corporate Seal, Louisiana." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. Failure to affix the corporate seal shall not, however, affect the validity of any instrument.

         10.8. Gender. All pronouns and variations thereof used in these By-laws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to requires.


                           SECTION 11. INDEMNIFICATION

         11.1. Definitions. As used in this Section the following terms shall have the meanings set out below:

                  (a) "Board" - the Board of Directors of the Corporation.

                  (b) "Claim" - any threatened or pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, or any separate issue or matter therein, as the context requires.

                  (c) "Determining Body" - (i) those members of the Board who are not named as parties to the Claim for which indemnification is being sought ("Impartial Directors"), if there are at least three Impartial Directors, or
(ii) a committee of at least three directors appointed by the Board (regardless whether the members of the Board of Directors voting on such appointment are Impartial Directors) and composed of Impartial Directors or (iii) if there are fewer than three Impartial Directors or if the Board of Directors or the committee appointed pursuant to clause (ii) of this paragraph so directs (regardless whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation.

                  (d) "Disbursing Officer" - the Chief Executive Officer of the Corporation or, if the Chief Executive Officer is a party to the Claim for which indemnification is being sought, any officer not a party to such Claim who is designated by the Chief Executive Officer to be the Disbursing Officer with respect to indemnification requests related to the Claim, which designation shall be made promptly after receipt of the initial request for indemnification with respect to such Claim.

                  (e) "Expenses" - any expenses or costs (including, without limitation, attorney's fees, judgments, punitive or exemplary damages, fines and amounts paid in settlement).

                  (f) "Indemnitee" - each person who is or was a director or officer of the Corporation or the spouse of such person.

         11.2.    Indemnity.

                  (a) To the extent such Expenses exceed the sum of amounts paid or due under or pursuant to (i) policies of liability insurance maintained by the Corporation, (ii) policies of liability insurance maintained by or on behalf of the Indemnitee, and (iii) provisions for indemnification in the by-laws, resolutions or other instruments of any entity other than the Corporation, the Corporation shall indemnify Indemnitee against any Expenses actually and reasonably incurred by him (as they are incurred) in connection with any Claim either against him or as to which he is involved solely as a witness or person required to give evidence, by reason of his position

                           (i) as a director or officer of the Corporation,

                           (ii) as a director  or officer of any  subsidiary  of
the Corporation or as a fiduciary with respect to any employee benefit plan of the Corporation,

                           (iii) as a  director,  officer,  employee or agent of
another corporation, partnership, joint venture, trust or other for profit or not for profit entity or enterprise, if such position is or was held at the request of the Corporation, or

                           (iv)  as the  spouse  of any  person  who is or was a
director or officer of the Corporation with respect to any Claim involving the spouse arising by reason of such person's position as described in clauses (i),
(ii) or (iii),

whether relating to service in such position before or after the effective date of this Section, if he (i) is successful in his defense of the Claim on the merits or otherwise or (ii) has been found by the Determining Body (acting in good faith) to have met the Standard of Conduct; provided that (A) the amount otherwise payable by the Corporation may be reduced by the Determining Body to such amount as it deems proper if it determines that the Claim involved the receipt of a personal benefit by Indemnitee, and (B) no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Corporation or to have obtained an improper personal benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper.

                  (b) The Standard of Conduct is met when the conduct by an Indemnitee with respect to which a Claim is asserted was conduct that he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a criminal action or proceeding, that he had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

                  (c) Promptly upon becoming aware of the existence of any Claim as to which he may be indemnified hereunder, Indemnitee shall notify the Chief Executive Officer of the Corporation of the Claim and whether he intends to seek indemnification hereunder. If such notice indicates that Indemnitee does so intend, the Chief Executive Officer shall promptly advise the Board thereof and notify the Board that the establishment of the Determining Body with respect to the Claim will be a matter presented at the next regularly scheduled meeting of the Board. After the Determining Body has been established the Chief Executive Officer shall inform the Indemnitee thereof and Indemnitee shall immediately provide the Determining Body with all facts relevant to the Claim known to him. Within 60 days of the receipt of such information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall determine, and shall advise Indemnitee of its determination, whether Indemnitee has met the Standard of Conduct. The Determining Body may extend such sixty-day period by no more than an additional sixty days.

                  (d) Indemnitee shall promptly inform the Determining Body upon his becoming aware of any relevant facts not therefore provided by him to the Determining Body, unless the Determining Body has obtained such facts by other means. If, after determining that the Standard of Conduct has been met, the Determining Body obtains facts of which it was not aware at the time it made such determination, the Determining Body on its own motion, after notifying the Indemnitee and providing him an opportunity to be heard, may, on the basis of such facts, revoke such determination, provided that in the absence of actual fraud by Indemnitee no such revocation may be made later than thirty days after final disposition of the Claim.

                  (e) In the case of any Claim not involving a proposed, threatened or pending criminal proceeding,

                           (i) If Indemnitee  has, in the good faith judgment of
the Determining Body, met the Standard of Conduct, the Corporation may, in its sole discretion after notice to Indemnitee, assume all responsibility for the defense of the Claim, and, in any event, the Corporation and the Indemnitee each shall keep the other informed as to the progress of the defense, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the Claim and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the Claim, then Indemnitee shall be entitled to conduct his defense, with counsel of his choice; and provided further that Indemnitee shall in any event be entitled at his expense to employ counsel chosen by him to participate in the defense of the Claim; and

                           (ii)  The  Corporation   shall  fairly  consider  any
proposals by Indemnitee for settlement of the Claim. If the Corporation (A) proposes a settlement acceptable to the person asserting the Claim, or (B) believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms thereof and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to effect the settlement. If he does not agree he may proceed with the defense of the Claim in any manner he chooses, but if he is not successful on the merits or otherwise, the Corporation's obligation to indemnify him for any Expenses incurred following his disagreement shall be limited to the lesser of (A) the total Expenses incurred by him following his decision not to agree to such proposed settlement or (B) the amount the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of his affairs, Indemnitee may refuse such settlement and proceed with the defense of the Claim, if he so desires, at the Corporation's expense without regard to the limitations imposed by the preceding sentence. In no event, however, shall the Corporation be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.

                  (f) In the case of a Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim, and to make all decisions with respect thereto, with counsel of his choice; provided that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.

                  (g) After notifying the Corporation of the existence of a Claim, Indemnitee may from time to time request the Corporation to pay the Expenses (other than judgments, fines, penalties or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. If the Disbursing Officer believes the amount requested to be reasonable, he shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay such amount) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances. If the Disbursing Officer does not believe such amount to be reasonable, the Corporation shall pay the amount deemed by him to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.

                  (h) After it has been determined that the Standard of Conduct was met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of Paragraph (g) shall continue to apply with respect to Expenses incurred after such time except that
(i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee such amount of any fines, penalties or judgments against him which have become final as the Corporation is obligated to indemnify him.

                  (i) Any determination by the Corporation with respect to settlements of a Claim shall be made by the Determining Body.

                  (j) The Corporation and Indemnitee shall keep confidential, to the extent permitted by law and their fiduciary obligations, all facts and determinations provided or made pursuant to or arising out of the operation of this Agreement, and the Corporation and Indemnitee shall instruct it or his agents and employees to do likewise.

         11.3.    Enforcement.

                  (a) The rights provided by this Section shall be enforceable by Indemnitee in any court of competent jurisdiction.

                  (b) If Indemnitee seeks a judicial adjudication of his rights under this Section Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then the Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such judicial adjudication if the amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

                  (c) In any judicial proceeding described in this subsection, the Corporation shall bear the burden of proving that Indemnitee is not entitled to any Expenses sought with respect to any Claim.

         11.4. Saving Clause. If any provision of this Section is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law, and such provision, as so modified or reformed, and the balance of this Section, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Section shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

         11.5.    Non-Exclusivity.

                  (a) The indemnification and advancement of Expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, article of incorporation, by-law, authorization of shareholders or directors, agreement, or otherwise.

                  (b) It is the intent of the Corporation by this Section to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Section would provide for lesser indemnification.

         11.6. Successors and Assigns. This Section shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

         11.7.    Indemnification of Other Persons.

                  (a) The Corporation may indemnify any person not covered by Sections 11.1 through 11.6 to the extent provided in a resolution of the Board or a separate Section of these By-laws.

                  (b) Section 11 of these By-laws as in effect immediately prior to the adoption of this Section 11.7 shall remain in effect with respect to persons not covered by Section 11.1 through 11.6 to the extent necessary to satisfy the Corporation's contractual obligations entered into prior to such date to provide indemnification to directors and officers of corporations or banks acquired by the Corporation.

                  (c) Nothing in this Section 11 shall obligate the Corporation to indemnify or advance expenses to any person who was a director, officer or agent of any corporation merged into this Corporation or otherwise acquired by this Corporation. Any such person's right to indemnification or advancement of expenses, if any, shall consist of those rights contained in the agreement relating to such merger or acquisition.

                             SECTION 12. AMENDMENTS

         These By-laws may be amended or repealed or new By-laws may be adopted by the Board of Directors at any meeting of the Board of Directors if notice of such action is contained in the notice of such meeting; provided, however, that no notice shall be necessary for any proposed amendment adopted at any regular or special meeting of the Board of Directors by a vote of more than three-fourths of the directors then in office. By-laws adopted or amended by the Board of Directors may be amended or repealed at any meeting of the shareholders if notice of such proposed action is contained in the notice of such meeting. By-laws amended or repealed by the shareholders may be amended, repealed or readopted by the Board of Directors.

                                    APPENDIX


         Section 11 of the By-laws as in effect immediately prior to the adoption of current Section 11:

         The Corporation shall indemnify its officers and directors, and may indemnify its former officers, former directors, present or former employees and agents, and directors, officers, employees and agents of other organizations, and may procure insurance on behalf of such persons against expenses (including attorney's fees), judgments, fines and amounts paid in settlement to the full extent permitted by Section 83 of the Louisiana Business Corporation Law, as heretofore or hereafter amended.

         For purposes of this Section, the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person entitled to be indemnified by the constituent corporation shall stand in the same position with respect to the indemnification from the resulting or surviving corporation as he would have with respect to such constituent if its separate existence had continued; provided, however, that with respect to any such constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which becomes effective on or after October 1, 1987, this Section 11 shall permit, but shall not require, the Corporation to indemnify the officers and directors thereof for acts in their capacities as such prior to such consolidation or merger to the full extent permitted by Section 83 of the Louisiana Business Corporation Law, as heretofore or hereafter amended.